UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)) : November 13, 2006
National Bancshares Corporation

(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio	44667

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 7.01 Regulation FD Disclosure
On October 20, 2006 National Bancshares Corporation released financial information for the quarter ended September 30, 2006 on Form 8-K. Since the date of the release, Management has become aware of a subsequent event that materially affects the results for the quarter ended September 30, 2006.

In January 2001, Management purchased property in downtown Wooster, Ohio, with the intent to build an office in downtown Wooster. To date, no office has been built on this property. Management is uncertain about the need to build at this location. Accordingly, subsequent to October 20, 2006, Management received an appraisal on this property. As a result of the appraisal, it was noted that that book value of the property significantly exceeded that of the appraised value. As a result and in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, Management has elected to write down the property value by $124 thousand.

As a result of the recognition of this appraisal, both the basic and diluted earnings per common share have decreased from $0.47 per share to $0.43 per share for the nine months ended September 30, 2006.
ITEM 9.01 Financial Statements and Exhibits
( c ) Exhibits
Exhibit 99.1 National Bancshares Corporation revised financial statements for the quarter ending September 30, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation

Date: November 13, 2006	/s/ Marc Valentin

Marc Valentin, CPA Sr. EVP and Treasurer

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